UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2015 (November 20, 2015)

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on November 20, 2015, Peabody Energy Corporation (the “Peabody”) issued a press release announcing the entry into a definitive purchase agreement for the sale of Peabody’s El Segundo and Lee Ranch coal mines and related assets located in New Mexico and Twentymile Mine in Colorado (the “Four Star Operations”) to a subsidiary of Bowie Resource Holdings, LLC (“Bowie”). The sale will be consummated upon the terms and subject to the conditions set forth in in the definitive Purchase and Sale Agreement, dated as of November 20, 2015 (the “Purchase Agreement”), by and between Four Star Holdings, LLC, an indirect subsidiary of Peabody which will own all of the equity interests of the various entities that hold the Four Star Operations (“Seller”), and Western Megawatt Resources, LLC, a subsidiary of Bowie (“Purchaser”). Pursuant to the Purchase Agreement, Purchaser will acquire 100% of the ownership interests of the entity that will hold Four Star Operations in exchange for $358 million in cash, subject to customary purchase price adjustments in respect of working capital, accounts receivable, debt and transaction expenses at the time of closing (the “Transaction”). The obligations of Seller and Purchaser under the Purchase Agreement are irrevocably and unconditionally guaranteed by Peabody and Bowie, respectively.

The closing of the Transaction is currently anticipated to occur during the first quarter of 2016 and is subject to customary terms and conditions, including, but not limited to: (i) the expiration or early termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the absence of any formally issued injunction or other order or applicable law that is in effect and prohibits the performance of the Purchase Agreement or the Transaction, (iii) the absence of any material adverse change with respect to the Four Star Operations, (iv) completion by Peabody and Seller of certain internal restructuring transactions relating to the Four Star Operations, and (v) release of Peabody affiliates from certain bonding and guarantee arrangements. Additionally, each party’s obligation to consummate the Transaction is subject to certain other conditions, including, but not limited to: (a) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality standards), and (b) the other party’s compliance with its obligations under the Purchase Agreement (subject to certain materiality standards).

The Purchase Agreement includes customary representations, warranties, covenants and indemnities of the parties, including covenants for each party to (i) use its respective reasonable best efforts to cause the Transaction to be consummated (subject to the terms and conditions of the Purchase Agreement) and (ii) use its respective reasonable best efforts to obtain termination of any waiting periods relating to the HSR Act or other applicable laws or regulation relating to competition.  Among its covenants, Seller has agreed to: (a) subject to certain exceptions, use commercially reasonable efforts to conduct the Four Star Operations in the ordinary course of business consistent with its past practice and refrain from taking certain specified actions prior to the consummation of the Transaction, and (b) not directly or indirectly facilitate, solicit, or initiate discussions, negotiations or submissions of proposals or offers in respect of alternative transactions for the acquisition of the Four Star Operations, or to provide information to third parties in connection therewith.

The Purchase Agreement contains certain termination rights for Seller and Purchaser. Among these rights, each of Seller and Purchaser may cause the Purchase Agreement to be terminated (i) if the Transaction has not closed by March 31, 2016, or (ii) in the event of a material, uncured breach by the other party of any of its representations, warranties or covenants, subject to certain conditions. The Purchase Agreement also includes a reverse termination fee of $20 million payable to Seller if Seller terminates the Purchase Agreement because Purchaser failed to obtain financing sufficient to consummate the Transaction. The Purchase Agreement also provides that in most circumstances either party may specifically enforce the other party’s obligations under the Purchase Agreement.

The Purchase Agreement does not contain a financing condition. Subject to the terms of the Purchase Agreement, Purchaser has agreed to use its reasonable best efforts to arrange and obtain debt and equity financing in an amount sufficient to consummate the Transaction. Purchaser and Bowie have obtained equity financing commitments for the transaction contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement and is not intended to modify or supplement any factual disclosures about Peabody in any public reports filed with the

U.S. Securities and Exchange Commission.  The Purchase Agreement is not intended to provide any other factual information about Peabody, Seller, Bowie, Purchaser, or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Peabody, Seller, Bowie, or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts of at Peabody, Seller, Bowie, Purchaser, or any of their respective affiliates or businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Peabody’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
November 24, 2015	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary

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